Exhibit 10.7
Execution Version

When Recorded, Mail To:
Attn: DJ Land Manager
1625 Broadway, Suite 2200
Denver, CO 80202

AMENDMENT 02
TO
THAT CERTAIN
SECOND AMENDED AND RESTATED
FRESH WATER SERVICES AGREEMENT
WELLS RANCH
CONTRACT NUMBER: CRWR01-FW

This AMENDMENT 02 (this “Amendment”) shall be effective among Noble Energy, Inc., a Delaware corporation (the “Producer”) and Colorado River DevCo LP, a Delaware limited partnership, together with its permitted successors and assigns (“Midstream Co”) as of July 1, 2018 (the “Amendment Effective Date”). This Amendment modifies that certain Second Amended and Restated Fresh Water Services Agreement, effective as of March 31, 2016 (the “Agreement”), which has been given contract number CRWR01-FW and is comprised of (i) that certain Second Amended and Restated Agreement Terms and Conditions Relating to Fresh Water Services (the “Agreement Terms and Conditions”), last updated March  1, 2016, together with (ii) that certain Second Amended and Restated Agreement Addendum 01, effective as of March 31, 2016, as amended by Amendment 01, effective as of September 1, 2016 (the “Agreement Addendum”). The Agreement Terms and Conditions, the Agreement Addendum and this Amendment shall constitute one contract and shall be the Agreement of the Parties.
WHEREAS, the Parties acknowledge that the purpose of this Amendment is make certain technical modifications.
WHEREAS, the Parties agree and acknowledge that amendments set forth herein constitute an amendment only to the Agreement and not to any other agreement in respect of fresh water services to which Producer is a party.
NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein and the mutual agreements in the Agreement, Midstream Co and Producer hereby agree as follows:

Amendment 02 – Page 1
Second Amended and Restated Fresh Water Services Agreement
Colorado River Fresh Water Agreement
CRWR01-FW

1.Amendments.
1.1    Section 1.1. Section 1.1 of the Agreement (which appears in the Agreement Terms and Conditions) is hereby amended to include the following definition:
“Minimum Volume Commitment” has the meaning given to it in Section 5.2.
1.2    Section 5.2. Section 5.2 of the Agreement (which appears in the Agreement Terms and Conditions) is hereby amended and restated in its entirety to read as follows:
(a)    Tender of Fresh Water. Subject to Section 5.3(c), (a) each Day during the Term, Producer shall Tender to the Individual System at each applicable Receipt Point all of the Fresh Water to which it has taken title and custody from Water Sources within the Service Area, and (b) Producer shall have the right to Tender to Midstream Co for Services under this Agreement Fresh Water other than the Fresh Water described in the preceding sentence and Producer shall also have the reservations and right to alternate uses of Fresh Water set forth in Article 2.

(b)    Volume Commitment.     Effective January 1, 2019 and for a period of three years ending on the third anniversary thereof, Producer shall Tender at the Receipt Point, a Yearly minimum volume as set forth below (the “Minimum Volume Commitment”).

Term	Minimum Volume Commitment
January 1, 2019 to December 31, 2019	50,000
January 1, 2020 to December 31, 2020	60,000
January 1, 2021 to December 31, 2021	60,000

Any Fresh Water delivered by Producer in any Year in excess of the Minimum Volume Commitment shall be rolled over to the succeeding Year and shall count towards Producer’s Minimum Volume Commitment for such succeeding Year. If there is a shortfall in the aggregate quantity of Fresh Water Tendered, such that Producer fails to meet the Minimum Volume Commitment for any Year, Producer shall pay to Midstream Co in addition to the applicable fees set forth in Section 6.1, an amount equal to (i) the difference between (x) the Minimum Volume Commitment, and (y) the actual quantity of Fresh Water Tendered in the applicable Year (taking into account any quantities rolled over from the previous Year), stated in Barrels, multiplied by (ii) the Individual First Phase Rate. The Minimum Volume Commitment shall not apply in any Year that the Colorado Ballot Initiative 97 or any other applicable Law becomes effective, if such Law requires a

Amendment 02 – Page 2
Second Amended and Restated Fresh Water Services Agreement
Colorado River Fresh Water Agreement
CRWR01-FW

2,500 feet setback for Producer’s Wells. Notwithstanding the foregoing, if the Colorado Ballot Initiative 97 is effective for a portion of the Year in which it is effective, the Minimum Volume Commitment shall be reduced on a pro rata basis. For example, if the Colorado Ballot Initiative 97 is effective for only three (3) Months out of 2019 Year, then the Minimum Volume Commitment shall be reduced by 12,500 Barrels per Day (50,000 Barrels per Day 2019 Minimum Volume Commitment x (3/12 amount of 2019 Year wherein the Colorado Ballot Initiative 97 is effective)). Furthermore, any deficiency in the Minimum Volume Commitment for a calendar quarter will not contribute toward the annual deficit, as described above in Section 5.2(b), to the extent that in any such quarterly period actual, average quarterly throughput of Crude Oil or Produced Water is equal to or greater than 95% of Individual System capacity (initial Individual System capacity defined as 48,000 Barrels per Day of Crude Oil or 30,000 Barrels per Day of Produced Water) inclusive of limitations directly or indirectly created by vapor recovery units. Notwithstanding the foregoing, Midstream Co shall have the right to increase Crude Oil and Produced Water capacity on the Individual System for purposes of this Section 5.2(b) through expansion of the Individual System or other debottlenecking projects on the Individual System. Accordingly, in the event of such increased Crude Oil and/or Produced Water capacity on the Individual System, Midstream Co shall provide Producer prior written notice of such increases, and thereafter such increased capacity figures shall be used for purposes of calculating Producer’s compliance with the Minimum Volume Commitment.

2.    Confirmation. The provisions of the Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment. No provision of the Agreement is amended or otherwise modified hereby, except as expressly stated herein.
3.    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party to the Agreement, nor constitute a waiver of any provision of the Agreement. On and after the Amendment Effective Date, this Amendment shall for all purposes constitute a part of the Agreement.
4.    Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by electronic mail shall be deemed an original signature hereto.
5.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State, excluding any conflicts of law rule or principle that might refer construction of such provisions to the laws of another jurisdiction.
(Signature Pages follow)

Amendment 02 – Page 3
Second Amended and Restated Fresh Water Services Agreement
Colorado River Fresh Water Agreement
CRWR01-FW

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to the Agreement in duplicate originals to be effective as of the Amendment Effective Date.
“Producer”
NOBLE ENERGY, INC.

By: /s/ Gary W. Willingham

Name:    Gary W. Willingham
Title:    Executive Vice President

STATE OF TEXAS    )
) ss.
COUNTY OF HARRIS    )

The foregoing instrument was acknowledged before me this 2nd day of August, 2018, by Gary W. Willingham as Executive Vice President of Noble Energy, Inc., a Delaware corporation.
WITNESS my hand and official seal.
My commission expires: 5/05/2022

/s/ Joanne Garner
Notary Public

Amendment 02 – Signature Page 1
Second Amended and Restated Fresh Water Services Agreement
Colorado River Fresh Water Agreement
CRWR01-FW

“Midstream Co”

COLORADO RIVER DEVCO LP

By:    Colorado River DevCo GP LLC, as its general partner
By: Noble Midstream Services, LLC, as its sole member

By: /s/ John F. Bookout, IV

Name:    John F. Bookout, IV
Title:    Chief Financial Officer

STATE OF TEXAS    )
) ss.
COUNTY OF HARRIS    )

The foregoing instrument was acknowledged before me this 2nd day of August, 2018, by John F. Bookout, IV as Chief Financial Officer of Noble Midstream Services, LLC, which is the sole member of Colorado River DevCo GP LLC, which is the general partner of Colorado River DevCo LP, a Delaware limited partnership.
WITNESS my hand and official seal.
My commission expires: 5/05/2022

/s/ Joanne Garner
Notary Public

11044393_4

Amendment 02 – Signature Page 2
Second Amended and Restated Fresh Water Services Agreement
Colorado River Fresh Water Agreement
CRWR01-FW